Exhibit 10.1

THIRD AMENDMENT TO NET LEASE AGREEMENT

This Third Amendment to Net Lease Agreement (this “Amendment”) is executed as of August 24, 2009, between FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture (“Landlord”), and AVAYA INC., a Delaware corporation (“Tenant”), for the purpose of amending the Net Lease Agreement between Landlord’s predecessor-in-interest with respect to the Lease (defined below) and Tenant’s predecessor-in-interest with respect to the Lease dated May 30, 1997 (the “Original Lease”). The Original Lease, as amended or affected (as applicable) by the Commencement Date Agreement, dated January 5, 1998, First Amendment to Lease Agreement, dated March 30, 1998, the Assignment of Tenant’s Interest in Lease, dated September 30, 2000, and the Second Amendment to Net Lease Agreement dated December 17, 2007, is referred to herein as the “Lease”. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Premises located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma 73134 containing a Building consisting of 57,186 rentable square feet of space and commonly known as Quail Springs Office Park North. Tenant desires to extend the Term for a period of sixty (60) months, and Landlord has agreed to such extension on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.        Extension of Term. The Term is hereby extended for five (5) years (i.e., 60 months) commencing on February 1, 2010, and expiring at 5:00 p.m., Oklahoma City, Oklahoma, time, on January 31, 2015 (the “Extended Term”). Tenant shall have no further rights to extend or renew the Term.

2.        Fixed Rent. Beginning February 1, 2010, the monthly Fixed Rent shall be the following amounts for the following periods of time:

Time Period	Annual Fixed Rent Rate Per Rentable Square Foot	Monthly Installments of Fixed Rent

02/01/10 – 01/31/13	$13.25 NNN	$63,142.88

02/01/13 – 01/31/15	$13.50 NNN	$64,334.25

3.        Condition of Premises. Tenant hereby accepts the Premises in their “AS-IS” condition. However, Landlord shall contribute up to $10.00 per rentable square foot in the Premises toward the cost of performing leasehold improvements in the Premises. Such leasehold improvements shall be performed in accordance with the terms and conditions of the Work Letter Agreement attached as Exhibit A to this Amendment (the “Work Letter”).

4.        Option to Terminate. Tenant is hereby granted a one-time option to terminate the Lease effective as of January 31, 2013 (the “Optional Termination Date”). In order to exercise such option to terminate, (a) Tenant must give written notice to Landlord of the exercise by Tenant of such option to terminate at least nine (9) months in advance of the Optional Termination Date; (b) Tenant must include with such notice payment to Landlord, in immediately available funds, of an amount equal to the Termination Payment (as hereinafter defined), which shall be in addition to and not in lieu of any Rent payable under the Lease through the end of the Term as shortened by Tenant’s election of such option to terminate; and (c) on the date of such purported exercise there must be no default and no Event of Default by Tenant then existing. In the event Tenant gives such notice with such payment at least nine (9) months in advance of the Optional Termination Date, the Term of the Lease shall end on the Optional Termination Date, unless sooner terminated. All Rent shall be accounted for as of the Optional Termination Date. The “Termination Payment” is the sum of the Construction Monthly Payments and Commission Monthly Payments, defined as follows:

(i)        “Construction Monthly Payments” shall be the monthly payments obtained by amortizing over sixty (60) equal monthly payments at an interest rate of 9.5% per annum the Construction Allowance ($10.00 multiplied by the rentable square feet in the Premises [regardless of the amounts actually paid (or credited) by Landlord to Tenant with respect to the Premises].

(ii)        “Commission Monthly Payments” shall be the monthly payments obtained by amortizing over sixty (60) equal monthly payments at an interest rate of 9.5% per annum the commissions paid or payable by Landlord to the brokers set forth in Section 7 below with respect to the Premises and this Amendment.

5.        Confidentiality. Tenant acknowledges the terms and conditions of the Lease (as amended hereby) are to remain confidential for Landlord’s benefit and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of the Lease if required by Law or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in knowing violation of this Section by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

6.        Notices; No Electronic Records. All notices and other communications given pursuant to the Lease shall be in writing and shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand delivered to the intended addressee, (c) sent by nationally recognized overnight courier, or (d) sent by facsimile transmission followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by the Lease, as amended hereby, by electronic means, except by facsimile transmission as specifically set forth in this Section 6; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in this Section 6. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. The addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:	Fund IX, Fund X, Fund XI and REIT Joint Venture
c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: South Region Asset Management
Telephone: 770.243.8418
Telecopy: 770.243.4684

Tenant:	Avaya Inc.
c/o Newmark Knight Frank
Global Management Services
125 Park Avenue, 12th Floor
New York, New York 10017
Attn: Lease Administration

And to:	Avaya, Inc.
211 Mt. Airy Road
Basking Ridge, New Jersey 07920
Attention: Real Estate Paralegal
Telephone No.: 908.953.6065
Telecopy No.: 908.953.8006

7.        Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than CB Richard Ellis, Inc., as Landlord’s broker, and Newmark Knight Frank, as Tenant’s broker, whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

8.        Prohibited Persons and Transactions. Tenant represents and warrants that neither it nor any of its subsidiaries, and none of their respective employees or officers, is, as of the date hereof’, a person or entity with whom U.S. persons or entities are restricted from doing business-under-regulations-of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action having the force and effect of law.

9.        Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, to the best of its knowledge as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

10.        Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

11.        Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[Signatures appear on following pages]

Executed as of the date first written above.

LANDLORD:

FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture

WELLS REAL ESTATE FUND IX, L.P., a Georgia limited partnership

By:	Wells Partners L.P., a Georgia limited partnership, as general partner

	By:	Wells Capital, Inc., a Georgia corporation, its general partner

		By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

WELLS REAL ESTATE FUND X, L.P., a Georgia limited partnership

By:	Wells Partners, L.P., a Georgia limited partnership, as general partner

	By:	Wells Capital, Inc., a Georgia corporation, its general partner

		By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

[Signatures continue on following page]

WELLS REAL ESTATE FUND XI, L.P., a Georgia limited partnership

By:	Wells Partners L.P., a Georgia limited
partnership, as general partner

	By:	Wells Capital, Inc., a Georgia corporation, its general partner

		By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

PIEDMONT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Piedmont Office Realty Trust, Inc., a
Maryland corporation, its sole General
Partner

By:	/s/ Joseph H. Pangburn
Name: Joseph H. Pangburn
Title: Senior Vice President

TENANT: AVAYA INC., a Delaware corporation

By:	/s/ Courtney Mezinis
Courtney Mezinis
Director – Avaya Global Real Estate

Exhibit A

Work Letter

THIS WORK LETTER AGREEMENT (“Work Letter”) is entered into as of the date of the attached and foregoing Third Amendment to Net Lease Agreement between FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE (“Landlord”) and AVAYA INC. (“Tenant”) for Premises located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma 73134.

RECITALS

A.        Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into that certain Third Amendment to Net Lease Agreement (the “Amendment”) amending the Lease (as defined in the Amendment). All terms not defined herein have the same meaning as set forth in the Lease.

B.        In consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.       Tenant Work. As used in this Work Letter, the term “Tenant Work” means those items of tenant improvement construction shown on the Final Plans (described in Paragraph 4(b) below).

2.       General Contractor/Construction Manager.

(a)       As used in this Work Letter, the term “Contractor” means the contractor of Tenant’s choice approved in writing in advance by Landlord, which company has responsibility for performing the Tenant Work.

(b)       In the event Tenant desires to change the Contractor, Tenant must obtain Landlord’s prior written approval of the replacement Contractor. Tenant may submit a list of proposed contractors to Landlord for Landlord’s approval or disapproval of the proposed contractors. Landlord will not unreasonably withhold Landlord’s approval of any contractor.

3.       Construction Representatives. Landlord appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter:

Steven T. Campbell
Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092

Tenant appoints the following person(s) as Tenant’s representative (“Tenant Representative”) to act for Tenant in all matters covered by this Work Letter.

Exhibit A-i

Mary Ann Lowrance, RPA, FMA
Facilities Manager – Avaya Account
Newmark Knight Frank
1111 Freeport Parkway
Coppell, TX 75019
972-745-5004 Avaya Office and Cell phone (214) 585-3588
972-745-5814 Avaya Fax mlowrance@nkfgms.com or lowrance@avaya.com

All communications with respect to the matters covered by this Work Letter are to be made in writing to Landlord’s Representative or Tenant’s Representative, as the case may be. Either party may change its representative under this Work Letter at any time by written notice to the other party.

4.        Description of Tenant Work.

(a)       Preparation of Description. Within 10 days after the date of execution of the Amendment, Tenant agrees to have prepared, at Tenant’s cost, a description of the Tenant Work contemplated by Tenant, including, if appropriate or otherwise required for permitting of the Tenant Work, preliminary space plans for the Premises (“Preliminary Plans”). If Landlord reasonably disapproves any aspect of the Preliminary Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor. Tenant will then submit to Landlord, for Landlord’s reasonable approval, a revision of the Preliminary Plans incorporating the revisions reasonably required by Landlord.

(b)       Preparation of Final Plans. Based on the approved Preliminary Plans, Tenant will have prepared a final description of the Tenant Work, including, if appropriate or otherwise required for permitting of the Tenant Work, complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Work for the Premises (collectively the “Final Plans”). Tenant’s Final Plans will include locations and complete dimensions, and be in sufficient form and quality to obtain all necessary governmental permits and approvals (if any permits and/or approvals are required). The Tenant Work, as shown on the Final Plans, will: (i) be compatible in all material respects with the Base Building Work and with the design, construction and equipment of the Base Building Work; (ii) compatible with Building standards for the Building; and (iii) comply with all Legal Requirements.

(c)       Submittal of Final Plans. Tenant’s Contractor will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit, if required.

(d)       Work Cost Estimate. Prior to the commencement of construction of the Tenant Work described in the Final Plans, Contractor will submit to Landlord and Tenant a written estimate of the cost to complete the Tenant Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Finals Plans required by any governmental entity having

Exhibit A-ii

jurisdiction over the Premises (the “Work Cost Estimate”). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord and Contractor revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items. After submission and approval of the Work Cost Estimate, Contractor will have the right to purchase materials and to commence the construction of the items included in the Work Cost Estimate. If the total costs reflected in the Work Cost Estimate exceed the Construction Allowance described in Paragraph 5, Tenant agrees to pay such excess directly to its Contractor.

5.        Payment for the Tenant Work.

(a)        Allowance. Landlord hereby grants to Tenant a construction allowance of $10.00 per square foot of Rentable Floor Area of the Premises (the “Construction Allowance”). The Construction Allowance shall be used only for:

(i)       Payment for the cost of preparing the Preliminary Plans and the Final Plans, if any, including mechanical, electrical, plumbing and structural drawings and of all other plans and drawings necessary to complete the Final Plans, and the cost of architectural, engineering, design, demolition, permitting, materials, labor, heating and air-conditioning, remodeling, and any other costs associated with the Tenant Work.

(ii)       The payment of plan check, permit and license fees relating to construction of the Tenant Work, if any.

(iii)       Construction of the Tenant Work, including, without limitation, the following:

(A)       Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(B)       All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(C)       The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises;

(D)       All fire life safety control systems such as fire walls, sprinklers, hal6n, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(E)       All plumbing, fixtures, pipes and accessories necessary for the Premises;

(F)       Testing and inspection costs; and

Exhibit A-iii

(G)       Fees for the Contractor and Tenant’s costs of internal administration of construction of the Tenant Work (not to exceed, in the aggregate, $75,000.00).

(b)       Changes. Tenant shall be responsible for all costs of constructing the Tenant Work in accordance with the Final Plans. If, after the Final Plans have been prepared and the Work Cost Estimate has been established, Tenant requires any changes or substitutions to the Final Plans, such changes to the Final Plans will be subject to approval by Landlord and Tenant in the manner set forth in Paragraph 4.

(c)       Payment of Construction Allowance. Landlord agrees to make disbursements of the Construction Allowance in accordance with and subject to the following procedures:

(i)       Disbursement Request. At such time as Tenant shall desire to obtain, subject to the other requirements hereof, a disbursement of any portion of the proceeds of the Construction Allowance, Tenant shall submit to Landlord a written request for such disbursement along with all third-party invoices for costs incurred by Tenant in constructing the Tenant Work in connection with such request (a “Disbursement Request”).

(ii)       Evidence of Progress of Construction. Each Disbursement Request shall be accompanied by evidence in form and content reasonably satisfactory to Landlord (including, but not limited to, certificates and affidavits of Tenant, Tenant’s architect, and Tenant’s Contractor or such other persons as Landlord may require) showing:

(A)       the percentage of the Tenant Work completed at that time; the total funds expended to date by Tenant in connection with the construction of the Tenant Work (including the portions therefor for which Construction Allowance proceeds have been previously disbursed); and the funds required to complete the Tenant Work;

(B)       that all outstanding claims for labor, materials, furniture, fixtures and equipment have been paid;

(C)       that there are no liens outstanding against the Premises, the Building, the Property or the Land arising out of or in connection with the Tenant Work;

(D)       that Tenant has complied with all of Tenant’s obligations, as of the date thereof, under the Lease;

(E)       that all construction prior to the date of the Disbursement Request has been done in accordance with the Final Plans;

(F)       that all funds previously disbursed by Landlord have been applied directly to the costs of the Tenant Work; and

Exhibit A-iv

(G)       that copies of all bills or statements for expenses for which the disbursement is requested are attached to such Disbursement Request.

(iii)       Conditions Precedent to Each Disbursement. At no time and in no event shall Landlord be obligated to disburse proceeds of the Construction Allowance:

(A)       in excess of the amount recommended by Tenant’s architect; or

(B)       if any Event of Default under the Lease by Tenant shall have occurred and not have been cured; or

(C)       if in the reasonable opinion of Landlord the estimated remaining costs (both direct and indirect) of the Tenant Work in accordance with the Final Plans exceed the remaining undisbursed portion of the Construction Allowance; or

(D)       for construction materials, fixtures or equipment, unless (i) stored in the Premises and reasonably secured from damage and theft in a manner wholly satisfactory to Landlord, and (ii) Tenant shall have certified to Landlord that no such construction materials, fixtures and equipment are subject to any lien, lease, or security agreement whatsoever; or

(E)       in excess of the remaining undisbursed Construction Allowance.

(iv)       Retainaqe. Each disbursement of proceeds of the Construction Allowance, except for the final disbursement, shall not exceed ninety percent (90%) of the cost of the Tenant Work completed and in place through the date of such disbursement. The remaining amount shall be disbursed only when all of the following shall have occurred: (i) Tenant shall have completed the Tenant Work, and (ii) Tenant shall have delivered to Landlord all of the Work Completion Documents; provided, however, after the work of any subcontractor is complete and appropriate lien waivers from such subcontractor have been obtained, Landlord may, at its option, reduce the retainage attributable to such subcontractor to the amount which is retained by Tenant with respect to such subcontractor, and further provided that if Tenant elects to disburse retainage to its contractor(s), Landlord may, at its option, reduce the retainage attributable to such contractor(s) to the amount which is retained by Tenant with respect to such contractor(s).

(v)       Notice, Frequency and Place of Disbursements. At the option of Landlord, (i) each Disbursement Request shall be submitted to Landlord at least ten (10) business days prior to the date of the requested advance, (ii) disbursements shall be made no more frequently than once a month, and

Exhibit A-v

(iii) all disbursements shall be made at the principal office of Landlord or at such other place as Landlord may designate.

The following items are collectively referred to as the “Work Completion Documents”:

1.       Evidence satisfactory to Landlord that all of the Tenant Work have been completed and paid for in full, that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding.

2.       All certifications and approvals with respect to the Tenant Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, if any.

3.       An affidavit or affidavits from Tenant’s architect or any other person or persons suitable to Landlord certifying that all work performed in the Premises is in accordance with the Final Plans, the criteria contained in the Lease and all Legal Requirements, if requested by Landlord.

(d)       Unused Construction Allowance Amounts. In the event that upon final completion of the Tenant Work, there remains any unused Construction Allowance, then the unused Construction Allowance shall be credited dollar for dollar against Fixed Rent payments as they come due (but Monthly Installments of Fixed Rent shall never be less than $0.00) for up to three (3) months, by giving Landlord written notice of such election and the total amount to be credited.

6.       Construction of Tenant Work. Following Tenant’s approval of the Work Cost Estimate, Contractor will commence and diligently proceed with the construction of the Tenant Work. Promptly upon the commencement of the Tenant Work, Contractor will furnish Landlord and Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Landlord or Tenant during such construction.

7.       Approvals. Whenever any party under this Work Letter must reasonably grant its approval such party shall also not unreasonably delay or condition its approval. Any approval shall be deemed granted unless such party responds within seven (7) days after its receipt of the items for which approval is sought. Any approval or consent by Landlord of any of Tenant’s plans, specifications, shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and such approval or consent shall not constitute an assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any representation, acknowledgment or warranty by Landlord that the design is safe, feasible or structurally sound or will comply with any legal or governmental requirements. Landlord’s approval or consent shall not be deemed to have been withheld unreasonably if it was withheld for any of the following reason (i) non-compliance of the Final Plans with governmental requirements, (ii) the Final Plans will materially, adversely affect the structure or systems of the Building or the first class nature of the

Exhibit A-vi

Property, or (iii) Landlord’s reasonable objections to the appearance of the improvements which will be visible from the exterior of the Building.

Exhibit A-vii

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter to be duly executed by their duly authorized representatives as of the date of the Amendment.

TENANT:

AVAYA INC., a Delaware corporation

By:	/s/ Courtney Mezinis
Courtney Mezinis
Director – Avaya Global Real Estate

LANDLORD:

FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture

WELLS REAL ESTATE FUND IX, L.P., a Georgia limited partnership

By:	Wells Partners L.P., a Georgia limited
partnership, as general partner

	By:	Wells Capital, Inc., a Georgia corporation, its general partner

		By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

[Signatures continue on following page]

Exhibit A-viii

WELLS REAL ESTATE FUND X, L.P., a Georgia limited partnership

By:	Wells Partners, Ltd., a Georgia limited
partnership, as general partner

	By:	Wells Capital, Inc., a Georgia corporation, its general partner

		By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

WELLS REAL ESTATE FUND XI, L.P., a Georgia limited partnership

By:	Wells Partners L.P., a Georgia limited
partnership, as general partner

	By:	Wells Capital, Inc., a Georgia corporation, its general partner

		By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

PIEDMONT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Piedmont Office Realty Trust, Inc.
A Maryland corporations, its sole
general partner

		By:	/s/ Joseph H. Pangburn
Name: Joseph H. Pangburn
Title: Senior Vice President

Exhibit A-ix